Exhibit 5.2

September 30, 2014

Seventy Seven Energy Inc.

777 N.W. 63rd Street

Oklahoma City, Oklahoma 73116

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as Oklahoma counsel to Seventy Seven Energy Inc., an Oklahoma corporation (the “Company”) in connection with the filing by the Company of the Registration Statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on the date hereof in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”) of (i) the offer and exchange by the Company (the “Exchange Offer”) of up to $500,000,000 aggregate principal amount of its 6.5% Senior Notes due 2022 (the “Initial Notes”), for a new series of notes bearing substantially identical terms and in like principal amount (the “Exchange Notes”). The Initial Notes were issued, and the Exchange Notes will be issued, under an Indenture dated as of June 26, 2014 (the “Indenture”) by and between the Company and Wells Fargo Bank, National Association, as Trustee.

Documents Reviewed

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Indenture, (iii) the Certificate of Incorporation of the Company as certified by the Oklahoma Secretary of State on September 16, 2014, (iv) the Bylaws of the Company as certified by the Secretary of the Company on September 24, 2014, (v) Resolutions of the Board of Directors of the Company as certified by the Secretary of the Company on September 24, 2014, (vi) Certificate regarding the good standing of the Company issued by the Oklahoma Secretary of State on September 16, 2014, (vii) the form of the Exchange Notes, and (viii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

Opinions

Based on the foregoing, we are of the opinion that:

(1) The Company validly exists as a corporation in good standing in Oklahoma.

(2) The execution and delivery of the Indenture and the Exchange Notes has been duly and validly authorized by all corporate action by the Company.

Qualifications, Limitations, Assumptions, and Exceptions

The opinions in this letter are subject to the following qualifications, limitations, assumptions, and exceptions:

(a) The opinion in 1 above is based solely on our review of the documents described in (iii) and (vi) above.

(b) By “validly existing” in the opinion in 1 above we mean the Company is a corporation as a result of a conversion under the Oklahoma General Corporation Act.

(c) We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such copies.

(d) We have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the Exchange Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement.

(e) This opinion is based only on the laws of the State of Oklahoma. We express no opinion about the laws of any other state or jurisdiction.

(f) We have not been involved in the preparation of any registration statement or in the negotiation, preparation, or execution of any indentures or any of the related agreements executed or delivered in connection therewith. We have been retained solely for the purpose of rendering certain opinions under Oklahoma law. This opinion letter is provided as a legal opinion only, effective as of the date of this letter, and not as representations or warranties of fact.

The qualifications, limitations, assumptions, and exceptions in this letter are material to the opinions expressed in this letter, and the inaccuracy of any assumptions could render these opinions inaccurate.

We have prepared this opinion letter in accordance with customary practice for the preparation and interpretation of opinions of this type. We have assumed, and your acceptance of this letter shall confirm, that you (alone or with your counsel) are familiar with this customary practice.

We hereby consent to the inclusion of this opinion letter as an exhibit to the Registration Statement. We also consent to the reference to this firm appearing under the caption “Legal matters” and elsewhere in the prospectus which is part of the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Yours very truly,

/s/ McAfee & Taft A Professional Corporation